                                                                    EXHIBIT 10.1

                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


                                      FOR

                              KAISER VENTURES INC.
                                    (SELLER)

                                      AND

                            BUDWAY ENTERPRISES INC.
                                    (BUYER)



                             DATED:  APRIL 9, 1997

                                     INDEX

    ITEM                                                                                          PAGE NO.
------------                                                                                      --------

 ARTICLE 1     RECITALS                                                                             1
    1.1        .................................................................................    1
    1.2        .................................................................................    1
    1.3        .................................................................................    1

 ARTICLE 2     AGREEMENT OF PURCHASE AND SALE..................................................     1
    2.1        Purchase Price..................................................................     1
    2.2        Payment of Purchase Price.......................................................     1

 ARTICLE 3     ESCROW..........................................................................     2
    3.1        Opening of Escrow...............................................................     2
    3.2        Delivery of Documents to Escrow.................................................     2
    3.3        Close of Escrow.................................................................     3

 ARTICLE 4     REVIEW PERIOD...................................................................     3
    4.1        Review Period...................................................................     3
    4.2        Review of Condition of Title....................................................     3
    4.3        Disapproval of Contingencies....................................................     3

 ARTICLE 5     ADDITIONAL COVENANTS AND AGREEMENTS.............................................     4
    5.1        Cooperation.....................................................................     5
    5.2        Federal and State Withholding Requirements......................................     5

 ARTICLE 6     PRE CLOSING OBLIGATIONS.........................................................     5
    6.1        Seller's Obligations............................................................     5
    6.2        Buyer's Obligations.............................................................     5

 ARTICLE 7     POST CLOSING OBLIGATIONS........................................................     6
    7.1        Improvements....................................................................     6
    7.2        Buyer's Compliance with Environmental Laws and
               Indemnification for Noncompliance...............................................     6

 ARTICLE 8     ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES.................................     7
    8.1        Buyer's Acknowledgments, Representations and Warranties.........................     7
    8.2        Seller's Acknowledgments, Representations and Warranties........................     8
    8.3        Hazardous Materials.............................................................     8

 ARTICLE 9     THE CLOSE OF ESCROW.............................................................     9
    9.1        Conditions and Close of Escrow..................................................     9
    9.2        Termination Based on Failure to Close by Closing Date...........................     10
    9.3        Prorations......................................................................     10
    9.4        Seller's Fees and Costs.........................................................     10
    9.5        Buyer's Fees and Costs..........................................................     10


   ITEM                                                                                          PAGE NO.
----------                                                                                       --------

ARTICLE 10   REMEDIES..........................................................................    10
      10.1   Seller's Remedies.................................................................    10
      10.2   Damages Against Seller............................................................    11

ARTICLE 11   GENERAL PROVISIONS................................................................    11
      11.1   Time of the Essence and Strict Construction.......................................    11
      11.2   Notice and Demands................................................................    11
      11.3   Captions for Convenience..........................................................    12
      11.4   Severability......................................................................    12
      11.5   Governing Law.....................................................................    12
      11.6   No Oral Amendment or Modifications................................................    12
      11.7   Relationship of Seller and Buyer..................................................    12
      11.8   Attorneys' Fees...................................................................    12
      11.9   Amended and Successor Statutes and Regulations....................................    12
      11.10  Entire Agreement..................................................................    13
      11.11  Exhibits and Schedules............................................................    13
      11.12  Confidentiality...................................................................    13
      11.13  Successors and Assigns............................................................    13
      11.14  Eminent Domain....................................................................    13
      11.15  Counterparts......................................................................    13


                     PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

     This PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS ("AGREEMENT") is made and entered into this 9th day of April, 1997 ("EFFECTIVE DATE"), by and between KAISER VENTURES INC., a Delaware corporation ("SELLER"), and BUDWAY ENTERPRISES INC., a California Corporation ("BUYER") with reference to the facts set forth below.


                                   ARTICLE 1
                                    RECITALS

     1.1 Seller is the owner of that certain real property, situated in the County of San Bernardino, State of California, as more particularly described in Exhibit "A", attached hereto and incorporated herein (the "PROPERTY").

     1.2 The Property is part of the property owned by Seller formerly used as an integrated steel mill facility (the "PROJECT"). The Project is included in the San Bernardino San Sevine Redevelopment District.

     1.3 Seller desires to sell the Property to Buyer upon the terms and conditions set forth in this Agreement and Buyer desires to purchase the Property as set forth herein.

     NOW THEREFORE, in consideration of the mutual agreements set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer agrees to purchase and Seller agrees to sell the Property on the terms and conditions set forth below.

                                   ARTICLE 2
                         AGREEMENT OF PURCHASE AND SALE

     2.1 PURCHASE PRICE. The purchase price ("PURCHASE PRICE") for the Property is Two Million, Eight Hundred Sixty-Nine Thousand, Five Hundred Fifteen Dollars ($2,869,515.00) based on a purchase of approximately 15.5 acres, gross, at a price of $4.25 a square foot. Should the actual gross acreage of the Property be more or less than 15.5 acres, based on the final parcel map to be recorded prior to Close of Escrow, the Purchase Price shall be adjusted, with the adjustment being made in the amount of the Note and Second Deed of Trust.

     2.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid in good funds in accordance with the provisions set forth below.

     2.2.1  DEPOSIT.  Concurrently with the execution of this Agreement, Buyer
            -------
shall deposit into escrow the amount of Thirty Thousand Dollars ($ 30,000.00). Unless this agreement is terminated by Buyer, on or before the end of the Review Period, the Deposit shall be immediately released from Escrow to Seller and shall be non refundable to Buyer. The Deposit shall be credited and applied to the Purchase Price at the Close of Escrow, but shall be retained by Seller as its liquidated damages as provided in Paragraph 10.1 if Escrow fails to close as a result of Buyer's default.

     2.2.2  BALANCE OF CASH PAYMENT.  On or before one business day prior to the
            -----------------------
Closing Date, Buyer shall deposit the balance of the cash portion of the Purchase Price in the amount of Nine Hundred Seventy Thousand Dollars ($970,000.00) into escrow, which shall be released to Seller on the Close of Escrow.

     2.2.3  SELLER CARRY-BACK FINANCING.  On or before one business day prior to
            ---------------------------
the Closing Date, Buyer shall deposit a Note and Second Deed of Trust, in the forms as shown on Exhibits "B" and "C", attached hereto and made a part hereof. The Note shall be released to Seller and the Second Deed of Trust shall be recorded on the Close of Escrow.

     2.2.4  DECLARATION OF CONSTRUCTION COVENANTS.  As additional consideration
            -------------------------------------
for the sale of the Property, on or before one business day prior to the Closing Date, Buyer agrees to execute and deposit into Escrow a Declaration of Construction Covenants, Use Restrictions, Lien rights and Repurchase Option in the form attached hereto as Exhibit "E" (the "DECLARATION"), which shall be recorded immediately on the Close of Escrow.

     2.2.5  GUARANTY OF V.M. MCLEOD.  As additional consideration for the sale
            -----------------------
of the Property, on or before one business day prior to the Closing Date, Buyer agrees to cause to have executed and deposited into Escrow a Guaranty in the form attached hereto as Exhibit "F" (the "DECLARATION"), which shall be delivered to Seller immediately on the Close of Escrow.


                                   ARTICLE  3
                                     ESCROW

     3.1 OPENING OF ESCROW. Within two business days of the Effective Date of this Agreement, Buyer and Seller shall open escrow by depositing with Chicago Title Insurance Company, San Bernardino office ("ESCROW AGENT") a fully executed original of this Agreement for use as escrow instructions and Escrow Agent shall execute the consent of Escrow Agent and deliver a fully executed consent to Buyer and Seller. If Escrow Agent requires additional instructions, the parties agree to make any such deletions, substitutions and additions which do not materially alter the terms of this Agreement.

     3.2  DELIVERY OF DOCUMENTS TO ESCROW.

     3.2.1  SELLER'S DOCUMENTS.  On or before the Close of Escrow, Seller shall
            ------------------
sign, acknowledge and deposit into Escrow a grant deed in the form attached hereto as Exhibit "D" and incorporated herein (the "GRANT DEED") conveying the property to Buyer. Provided that all terms and conditions of this Agreement have been satisfied, Escrow agent shall record the Grant Deed at the Close of Escrow. Seller shall deliver on or before the Close of Escrow any other documents required by the Escrow Agent in order to convey title to Buyer as contemplated herein.

     3.2.2  BUYER'S DOCUMENTS.  On or before the Close of Escrow, Buyer shall
            -----------------
deposit into Escrow the executed Note and Second Deed of Trust, the Guaranty, appropriate UCC Financing documents, and any other document required by the Escrow Agent in order secures Seller's interest as contemplated herein. Provided that all terms and conditions of this

Agreement have been satisfied, Escrow Agent shall record the Second Deed of Trust at the Close of Escrow.

     3.3  CLOSE OF ESCROW.

     3.3.3  CLOSING DATE.  Unless the parties mutually agree upon an earlier
            ------------
Closing Date, Escrow shall close ninety (90) days following the Effective Date.

     3.3.4  EXTENSION OF CLOSING DATE.  At Buyer's option, Buyer may extend the
            -------------------------
Close of Escrow for one additional period of thirty (30) days. Should Buyer wish to extend the Close of Escrow, Buyer shall notify Seller and Escrow no later than five days prior to the scheduled Closing Date, and shall deposit Thirty Thousand Dollars ($30,000.00) (the "Extension Payment") in immediately available funds into Escrow. The Extension Payment shall be credited and applied to the Purchase Price at the Close of Escrow, but shall be released immediately to Seller and retained by Seller as additional liquidated damages as provided in Paragraph 10.1 if Escrow fails to close as a result of Buyer's default.

                                   ARTICLE 4
                                 REVIEW PERIOD

     4.1 REVIEW PERIOD. Buyer shall have eighty-five (85) days following the Effective Date to determine the feasibility of its purchase of the Property (the "REVIEW PERIOD"). Said feasibility shall include Buyer's ability to finance the construction of its planned improvements, the condition of title, and the physical condition of the Property. Seller shall no later than ten days after the Effective Date make available to Buyer at Seller's notice address documentation in its possession dealing with the Property, including the proposed parcel map and conditions of approval, any soils, environmental or engineering reports, the grading and utility plans and a copy of a Preliminary Title Report ("PRELIMINARY REPORT"), prepared by Chicago Title Insurance Company (the "TITLE COMPANY") with respect to the Property containing such exceptions as the Title Company would specify in the title policy, along with copies of all recorded documents referenced in the Preliminary Report and platted easements ("PERMITTED EXCEPTIONS").

     4.2 REVIEW OF CONDITION OF TITLE. Buyer shall deliver notice of disapproval of any exception or other title matter to Seller in writing on or before thirty (30) days from the Effective Date (the "TITLE REVIEW PERIOD"). Buyer shall deliver notice of such disapproval to seller in writing on or before the end of the Title Review Period or all Permitted Exceptions shall be deemed approved. If Buyer disapproves any Permitted Exceptions, Seller may elect to remove such Permitted Exceptions by the Close of Escrow or shall notify the Buyer in writing that such Permitted Exceptions shall not be removed. Seller shall give Buyer Notice of its election to not remove the disapproved exceptions with ten (10) days of Seller's receipt of Buyer's notice of disapproval.

     4.3 DISAPPROVAL OF CONTINGENCIES. Should Buyer, in its sole discretion, determine that its plans for the Property are not feasible, Buyer shall deliver a notice of cancellation to Seller in writing on or before the end of the Review Period ("NOTICE OF CANCELLATION"). Should Buyer deliver a Notice of Cancellation on or before the end of the Review Period, then, except for Buyer's obligations to indemnify Seller, the respective rights, duties and obligations of Buyer and Seller under this Agreement shall forthwith terminate without further liability. The Parties shall immediately thereafter sign such instructions and other instruments as may be necessary to effect the cancellation of this Escrow, and each party shall pay its respective share (if any) of escrow cancellation charges. Upon cancellation, Escrow Agent shall immediately return the funds, less applicable escrow cancellation charges, and documents to the parties that furnished them. Should Buyer not deliver a Notice of Cancellation to Seller on or before the end of the Review Period, Buyer shall be deemed to have approved the feasibility of its purchase of the Property.


                                   ARTICLE 5
                      ADDITIONAL COVENANTS AND AGREEMENTS

     5.1 COOPERATION. Buyer and Seller acknowledge that it may be necessary to execute documents other than those specifically referred to herein in order to complete the acquisition of the Property. Both Buyer and Seller hereby agree to cooperate with each other by executing such other documents or taking such other action as may be reasonably necessary to complete this transaction in accordance with the intent of the parties as evidenced in this Agreement.

     5.2 FEDERAL AND STATE WITHHOLDING REQUIREMENTS. The parties agree to comply with the requirements of Section 1445 of the Internal Revenue Code, California withholding requirements, and any regulations promulgated thereunder.


                                   ARTICLE 6
                            PRE-CLOSING OBLIGATIONS

     6.1  SELLER'S OBLIGATIONS.

          6.1.1      PHASE 1 REPORT.  Seller shall cooperate with Buyer to
                     --------------
obtain a Phase 1 environmental report covering the Property. Should the Buyer purchase the Property, the Seller shall reimburse the Buyer for one-half the cost of the Phase 1 Report at Close of Escrow. If the Phase 1 requires a Phase 2 Report, Seller shall obtain a Phase 2 Report from a company of its choosing, and shall pay for the cost of the Phase 2 Report.

          Should the Phase 1 report show evidence of Hazardous Materials that require either remediation or a Phase 2 report and the Phase 2 report requires remediation in excess of $250,000, Seller may cancel the within escrow.

          6.1.2  LEGAL PARCEL.  Prior to the Close of Escrow, Seller shall
                 ------------
record a parcel map, making the Property a separate legal parcel. Seller shall deliver a parcel map showing the final configuration of the Property to Buyer for Buyer's approval prior to the end of the Review Period.

          6.1.3  SELLER'S DOCUMENTS.  Seller shall provide all documents
                 ------------------
required by Article 4.1 within the time stated in said article.

     6.2  BUYER'S OBLIGATIONS.

          6.2.1  CONDITIONAL USE PERMIT.  Prior to the end of the Review
                 ----------------------
Period, Buyer shall obtain a conditional use permit from the County of San Bernardino for its intended use of the Property. Seller agrees to cooperate and assist Buyer in obtaining the Conditional Use Permit.

          6.2.2      FINANCING.  Prior to the end of the Review Period, Buyer
                     ---------
shall obtain financing in an amount sufficient to fund the construction of the Planned Improvements. Seller shall agree to allow the deed of trust securing such financing to record as a first deed of trust with priority over the deed of trust to record at the Close of Escrow in favor of Seller, Seller shall in good faith consider amending this Agreement and/or its exhibits to comply with the reasonable requirements of the Lender, so long as said amendment(s) shall not impair Seller's security for its loan or increase seller's costs of sale or otherwise materially alter Seller's obligations, and Seller shall execute any necessary loan documents, provided that:

          (a) such financing is reasonably adequate to fully implement the purpose of the financing, and such financing does not exceed Five Million Dollars ($5,000,000);

          (b) Buyer shall provide to Seller a copy of all financing documents for review and approval which approval shall not be unreasonably withheld. All financing documents shall be submitted for Seller's approval at least ten (10) days prior to the scheduled closing. Seller shall review and provide any comments it may have no later than seven (7) days after the receipt of all the loan documents. Should Seller use an outside law firm for said review, upon submittal of an invoice by Seller, Buyer shall reimburse to Seller Seller's actual cost of the law firm's review of the loan documents, in an amount not to exceed seven thousand five hundred dollars ($7,500);

          (c) Any permitted Mortgage shall not be construed as in any way releasing Buyer from its obligations pursuant to this Agreement or the Declaration;

          (d) Buyer may not subject the Property to any further or additional encumbrance or lien other than the initial construction and permanent financing for the Building and related improvements without Seller's express written consent, which consent may be granted or withheld in its sole and absolute discretion;

          (e) Buyer shall include a provision in any financing documents requiring the Lender to give written notice to Seller of any default, or alleged default, by Buyer. In addition, the Seller shall have the right, but not the obligation, to cure any such default and, if it does so, the Buyer shall be obligated, on the demand of the Seller, to reimburse any such payments, plus interest at the Default Rate;

          (f) Buyer shall include a provision in any financing document allowing Seller to acquire the note given by Buyer to the Lender and/or Lender's security interest in the collateral pledged to secure the Lender upon such terms and conditions as Lender and Seller may reasonably negotiate and in such instance Lender shall not be required to institute or comply with the foreclosure provisions of any financing documents and applicable law.

                                   ARTICLE 7
                            POST CLOSING OBLIGATIONS


     7.1 IMPROVEMENTS. Seller shall have no liability or responsibility for improvements on-site or off-site for the benefit of the Property.

          7.1.1   FEES.  Buyer shall be responsible for and obligated to pay
                  ----
all fees, assessments, special taxes or in-lieu fees encumbering the Property or required by any governmental agency, assessment district, fee district or any other similar governmental charges for or in connection with Buyer's purchase or improvement of the Property, other than the fees and costs in connection with the approval and recording of Parcel Map 14757, provided, however, Buyer shall be responsible for its prorata share of any prepaid expenses such as property taxes.

          7.1.2   NO OBLIGATION FOR OTHER IMPROVEMENTS.   Seller is not
                  ------------------------------------
obligated in any way to construct any improvements on the Property. Buyer shall have the sole responsibility for processing approvals and construction all other improvements on the Property. Unless expressly provided in this Agreement, all expenses and responsibility associated with governmental approvals for the development of the Property shall be the sole responsibility of Buyer.

     7.2 COMPLIANCE WITH ENVIRONMENTAL LAWS AND INDEMNIFICATION FOR NONCOMPLIANCE. Buyer specifically covenants and agrees to timely and fully comply with Environmental Laws, and shall not allow the release of Hazardous Materials on the Property (including, but not limited to, the Building, surrounding property, the surface, subsurface, water and air) with Hazardous Materials. Furthermore, Buyer shall not use, store, handle or treat Hazardous Materials on the Subject Property except in full compliance with Environmental Laws and only as necessary in furtherance of the Project and its operation. Buyer shall indemnify, defend, and hold Seller and its officers, directors, shareholders, partners, employees, Affiliates, and assigns (collectively the "INDEMNIFIED PARTIES") harmless from and against all liability, obligations, claims, damages, penalties, losses, causes of action, costs, and expenses (including attorneys' fees, expert witness fees, consulting and other professional fees) imposed upon incurred by or asserted against the Indemnified Parties as a result of any violation or asserted violation of or failure to timely or fully comply with Environmental Laws or as a result of any release of Hazardous Materials on the Property, adjacent property owned by Seller or its Affiliates, or other property (including, but not limited to, improvements, surface, subsurface water and air) or any allegations related thereto.

     This indemnification shall exclude Hazardous Materials that exist on the Property prior to the Close of Escrow, or those Hazardous Materials which are found within the first seven years after the Close of Escrow and that are shown by clear and convincing evidence to have existed on the Property prior to the Close of Escrow.

     For the purposes of this Agreement, "Environmental Laws" shall mean and refer to all federal, state and local laws, rules, regulations, ordinances, guidelines, permit conditions, orders, consent decrees and other requirements relating to health, safety, hazardous substances, industrial hygiene and environmental conditions or protections applicable to the Property and the Project's wild life and fish, if any, and their habitats. Such laws and regulations include, but are not limited to, the Resource Conservation and Recovery Act, 42 U.S.C. (S)6901 et seq., as amended from time to time; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
(S)9601 et seq., as amended from time to time; the Toxic Substances Control Act, 15 U.S.C. (S)2601 et seq., as amended from time to time; the Clean Water Act, 33 U.S.C. (S)466 et seq., as amended from time to time; the Clean Air Act, 42 U.S.C. (S)7401 et seq., as amended from time to time; the Emergency Planning and Community Right-to-Know act, 42 U.S.C. (S)1101 et seq., as amended from time to time; the Hazardous Materials Transportation act, 49 U.S.C. (S)1801 et seq., as amended from time to time; the Federal Water Pollution Control Act, 33 U.S.C.
(S)1251 et seq., as amended from time to time; the Federal Insecticide, Fungicide and Rodenticide Act, & U.S.C. (S)136 et seq., as amended from time to time; the Oil Pollution Act of 1990, 33 U.S.C. (S)2701 et seq., as amended from time to time; the Safe Drinking Water Act, 42 U.S.C. (S)300 et seq., et seq., as amended from time to time; the Pollution Prevention Act 29 U.S.C. (S)651 et seq., as amended from time to time; state and federal super lien and environmental clean-up programs; U.S. Department of Transportation regulations; Endangered Species Act, 16 U.S.C. (S)1531 et seq., as amended from time to time; all applicable state and local statutes and ordinances with a scope or purpose similar to the foregoing; and all regulations promulgated pursuant to said laws.


                                   ARTICLE 8
                ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES

  8.1       BUYER'S ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES

            8.1.1   Purchase "As Is".  Buyer is relying solely upon its own
                    ---------------
inspections, investigations and analyses of the Property, including but not limited to the Phase 1 study done under Article 6.1.1, in entering into this Agreement and is not relying in any way upon any representations, statements, agreements, warranties, studies, reports, descriptions, guidelines or other information or material furnished by Seller or its representatives, whether oral or written, express or implied, of any nature whatsoever regarding any such matters. Buyer has made such independent investigations and analyses as Buyer deems necessary or appropriate concerning Buyer's proposed use, development and sale of the Property. Buyer is buying the property on an "as is-all faults" basis. No patent or latent condition affecting the Property in any way (including without limitation, the effects of Hazardous Materials, unless the hazardous materials are reported in the Phase 1 study done under Article 6.1.1 or otherwise shown within seven years of the Close of Escrow by clear and convincing evidence to have been present on the property before the Close of Escrow) (collectively, the "PROPERTY CONDITIONS"), shall give rise to any right of damages, specific performance rescission or other claims by Buyer against Seller. Buyer hereby assumes the risk of any and all liabilities, claims, demands, suits, judgments, losses, damages, expenses (including, without limitation, attorney's fees) and other obligations arising out of or incurred in connection with the effect of the Property Conditions (collectively, the "ASSUMED RISKS") and hereby releases, waives, discharges, covenants not to sue, indemnifies and agrees to hold harmless Seller, and all officers, directors, shareholders, employees, agents, affiliates, partners, insurers, successors and assigns of Seller, and each of them, from any and all liabilities or obligations concerning the assumed Risks. Seller shall have no obligation to correct any conditions or alleged defects discovered by Buyer in the course of its investigations or inspections or thereafter with respect to the Property except for Hazardous Materials are reported in the Phase 1 study done under article 6.1.1 or otherwise shown within seven years of the Close of Escrow by clear and convincing evidence to have been present on the Property before the Close of Escrow. Notwithstanding the above, Seller shall only be obligated to remediate any Hazardous Materials on the Property pre-existing the Closing Date, except those attributable to Buyer, its agents, and their activities, to industrial standards and not residential standards. In connection therewith, upon Seller's request at any time, buyer agrees that it will execute, acknowledge and deliver to the DTSC a "Covenant to Restrict Use of Property" which is a deed restriction which provides generally that the Property could not be used for the following purposes: (i) a residence, including any mobile home or factory-built housing, constructed or installed for use as permanently occupied residential human habitation, (ii) a long-term care hospital for humans, provided that nothing therein shall restrict use of the property for any infirmary, medical aid station or emergency medical care facility where there is no intent for any patient to remain in such facility for more than 24 hours,
(iii) a traditional public or private school for persons under 21 years of age, provided that nothing therein shall restrict the use of the property for any specialized training programs related to then-existing facilities on the Property, or (iv) a day-care center for children and containing such other terms and conditions typically required by the DTSC provided such terms and conditions do not materially adversely interfere with the final development of the Property.


        8.1.2   BUYER'S AUTHORITY.   Buyer and the individuals executing this
                -----------------
agreement for Buyer have the legal power, right and authority to enter into this Agreement and to consummate the transaction contemplated hereby.


    8.2 SELLER'S ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES. Seller and the individuals executing this Agreement for Seller have the legal right and authority to enter into this Agreement and to consummate the transaction contemplated hereby. Seller makes no other representations or warranties either express or implied.

    8.3    HAZARDOUS MATERIALS

        8.3.1  HAZARDOUS MATERIALS DEFINED.  For the purposes of this
               ---------------------------
agreement, "Hazardous Materials" shall mean and refer to any material or substance which is (i) defined or listed as a "hazardous waste", "extremely hazardous waste", "restrictive hazardous waste", "hazardous substance", "hazardous material", "hazardous chemical", "extremely hazardous substance", "toxic substance", "toxic pollutant", "pollutant", "pollution", "regulated substance", "pesticide", "contaminant", "hazardous air pollutant", or words of similar import, or considered a waste, condition of pollution, or nuisance, pursuant to the laws of California and/or the United States, (ii) gasoline, diesel fuel, oil, used oil, petroleum, or a petroleum product or fraction thereof, (iii) asbestos and asbestos-containing construction materials as defined by federal or state law, by weight, of asbestos, (iv) substances known by the State of California or the United States to cause cancer and/or reproductive toxicity, (v) toxic, corrosive, flammable, infectious, radioactive, mutagenic, explosive or otherwise hazardous substances which are or become regulated by any governmental agency or instrumentality of the United States, or any state or any political subdivision thereof, (vi) polychlorinated biphenyls
(PCBs), (vii) urea formaldehyde foam insulation, (viii) all hazardous air pollutants or materials known to cause serious health effects (including, without limitation, volatile hydrocarbons, pesticides, herbicides and industrial solvents) and/or (ix) substances which constitute a material health, safety or environmental risk to any Person or property. It is the intent of the parties hereto to construe the term "Hazardous Materials" in its broadest sense.

        8.3.2    ASSUMPTION OF RISKS, RELEASE AND INDEMNITY.  Buyer for
                 ------------------------------------------
itself and its successors and assigns (the "BUYER'S RELATED PARTIES") hereby (i) agrees that Buyer is relying solely on its investigation, including but not limited to the Phase 1 study done under Article 6.1.1, of the Property covering the effect of any Hazardous Materials that may be on or beneath the Property or threaten now or in the future to subject the Buyer or others to liability, whether disclosed by such investigations or not (collectively, the "HAZARDOUS MATERIALS EFFECTS"), (ii) assumes the risk of any and all liabilities, claims, demands, suits, injunctive proceedings, administrative actions, judgments, losses, damages, expenses (including, without limitation, attorneys' fees) and other obligations arising out of or incurred in connection with the Hazardous Materials effects, if any, (including without limitation, the effects of Hazardous Materials, unless the Hazardous Materials are reported in the Phase 1 study done under Article 6.1.1 or otherwise shown within seven years of the Close of Escrow by clear and convincing evidence to have been present on the property before the close of escrow) (collectively, the "Assumed Risks") (iii) releases, waives, discharges, covenants not to sue seller and all officers, directors, shareholders, employees, agents, affiliates, partners, insurers, successors and assigns of seller (collectively the "RELEASED PARTIES"), and each of them for any and all liabilities or obligations concerning the Assumed Risks except for any acts of Seller in placing Hazardous Materials on the Property,
(iv) agrees to defend, indemnify and hold harmless Seller and the other Released Parties, and each of them, from any and all liabilities, obligations or costs (including attorneys' fees) concerning the Assumed Risks and (v) waives the benefits of California civil Code Section 1542 which provides as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."


                                   ARTICLE 9
                              THE CLOSE OF ESCROW

     9.1     CLOSE OF ESCROW.  Escrow Agent shall close the Escrow (the
"CLOSE OF ESCROW") on or before the closing date WHEN AND ONLY WHEN each of the following conditions has been, or upon such closing shall be, satisfied or waived.

          9.1.1   SUPPLEMENTS TO PRELIMINARY REPORT.  If any title exceptions
                  ---------------------------------
are recorded against the Property before the Close of Escrow in addition to the Permitted Exceptions or instruments disclosed in this Agreement, Buyer shall have approved such exceptions within fifteen (15) days after receipt of a supplemental report showing such exceptions or this Agreement shall terminate.

          9.1.2  TITLE POLICY.  Escrow Agent shall be unconditionally
                 ------------
committed to procure from the Title Company, at Seller's expense, a CLTA joint protection policy of title insurance (the "TITLE POLICY") with a liability limit in the amount of the purchase price and insuring fee title vested in Buyer free and clear of any liens, encumbrances and interests except: (i) general, special and supplemental taxes, bonds and assessments (including without limitation any Special taxes); (ii) the permitted exceptions; (iii) those rights, interests and easements reserved by Seller in Seller's Grant Deed; (iv) the matters described in the printed form portion of the Title Policy; and (v) any items caused by the acts or omissions of Buyer or permitted to be placed of record by Buyer as of the close of escrow.


          9.1.3   BUYER'S PERFORMANCE, REPRESENTATIONS AND WARRANTIES.
                  ---------------------------------------------------
Buyer shall have duly performed each and every undertaking and agreement to be performed by it hereunder and under the terms and conditions of the Agreement, and Buyer's representations and warranties shall be true and correct in all material respects at and as of the Close of Escrow. Buyer shall provide Seller an Officer's certificate, certifying the above.

    9.2 TERMINATION BASED ON FAILURE TO CLOSE BY CLOSING DATE. If Escrow fails to close by the Closing Date for any reason other than Buyer's or Seller's default, then, except for Buyer's obligations to indemnify Seller, the respective rights, duties and obligations of Buyer and Seller under this Agreement shall forthwith terminate without further liability. The Parties shall immediately thereafter sign such instructions and other instruments as may be necessary to effect the cancellation of this Escrow, and each party shall pay its respective share (if any) of escrow cancellation charges. Upon cancellation, Escrow Agent shall immediately return the funds, less applicable escrow cancellation charges, and documents to the parties that furnished them and Seller shall return the Deposit to Buyer less any cancellation fees. Notwithstanding the provisions of this Paragraph, the Parties may extend the Closing Date by their mutual written agreement in which event the provisions of this Paragraph shall apply to the extended closing date with the same force and effect as the Closing Date.

    9.3 PRORATIONS. Property taxes, special assessments, utility charges and other similar amounts with respect to the Property shall be prorated as of the Closing Date by the Escrow Agent, in accordance with the Escrow Agent's standard practices and as shall be mutually agreed upon by Buyer and Seller prior to the Close of Escrow. All such adjustments shall be against the cash portion of the Purchase Price.

    9.4 SELLER'S FEES AND COSTS. Seller will pay (i) the fee for the Title Policy, (ii) one-half of Escrow Agent's escrow fee and (iii) usual Seller's document-drafting and recording charges.

    9.5 BUYER'S FEES AND COSTS. Buyer will pay (i) County Documentary transfer tax in the amount Escrow Agent determines to be required by law and
(ii) one-half of Escrow Agent's escrow fee, and (ii) usual Buyer's document-drafting and recording charges.


                                   ARTICLE 10

                                    REMEDIES

    10.1 SELLER'S LIQUIDATED DAMAGES. IF ESCROW FAILS TO CLOSE DUE TO BUYER'S DEFAULT UNDER THIS AGREEMENT, SELLER WILL BE DAMAGED AND WILL BE ENTITLED TO COMPENSATION FOR THOSE DAMAGES. SUCH DAMAGES WILL, HOWEVER, BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN. IF ESCROW FAILS TO CLOSE DUE TO BUYER'S DEFAULT UNDER THIS AGREEMENT, THE SUM REPRESENTED BY THE DEPOSIT MADE UNDER PARAGRAPH 2.2 AND THE

EXTENSION PAYMENT MADE UNDER PARAGRAPH 3.3.2, IF ANY, SHALL BE DEEMED TO CONSTITUTE A REASONABLE ESTIMATE OF SELLER'S DAMAGES UNDER THE PROVISIONS OF
SECTION 1671 OF THE CALIFORNIA CIVIL CODE AND SELLER'S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF THE FAILURE TO CLOSE ESCROW RESULTING FROM BUYER'S DEFAULT SHALL BE LIMITED TO SUCH AMOUNT PROVIDED, HOWEVER, THAT THE PARTIES AGREE THAT, IN NO EVENT, SHALL THIS LIQUIDATED DAMAGES PROVISION APPLY TO ANY BREACH OF BUYER'S OBLIGATIONS UNDER ANY OTHER INDEMNITY PROVISIONS OF
THIS AGREEMENT. BY INITIALING THIS PROVISION IN THE SPACES BELOW, SELLER AND BUYER EACH SPECIFICALLY AFFIRM THEIR RESPECTIVE AGREEMENTS CONTAINED IN THIS
ARTICLE 9.

     BUYER'S INITIALS  ___________      SELLER'S INITIALS __________________

     10.2 DAMAGES AGAINST SELLER. Buyer, by its execution of this Agreement, acknowledges and agrees that if Seller defaults under any provisions of this Agreement, including the provisions of article 6.1, Seller shall return the Deposit to Buyer, less any escrow cancellation fees. In addition, Seller will extend the lease for Buyer's temporary facilities for six months from the date of the cancellation of escrow. Other than the return of the Deposit and the extension of the lease, Buyer's sole and exclusive remedy is the payment of actual damages, in an amount not to exceed One Hundred Thousand Dollars ($100,000.00) and hereby waives any actions against Seller or the Property for specific performance and consequential damages. Buyer covenants and agrees that, under no circumstances, will it file or record a lis pendens against the Property.


                                   ARTICLE 11

                               GENERAL PROVISIONS

     11.1 TIME OF THE ESSENCE AND STRICT CONSTRUCTION. Time is of the essence pursuant to this Agreement for the performance and observance of all obligations of Seller and Buyer hereunder and all provisions of this Agreement shall be strictly construed.

     11.2 NOTICE AND DEMANDS. All notices or demands required or permitted pursuant to this Agreement shall be in writing, signed by the party giving the same, and shall be deemed properly given and received when personally served or upon the earlier of (i) receipt or (ii) rejection, if sent by registered or certified mail, postage prepaid or by nationally recognized overnight courier service, such as Federal Express, and addressed to the intended recipient at its address as set forth below or at any other address of which such party gives the other party notice in accordance with the provisions of this Section 11.1.

    If to Buyer:  Budway Enterprises Inc.
                  4700 Gregg Road
                  Pico Rivera, CA  90660
    Attention:    Rick McLeod

    If to Seller:       Kaiser Ventures  Inc.
                        3633 E. Inland Empire Blvd., Suite 850
                        Ontario, CA  91764
                        Attention: Lee R. Redmond, III,
                                   Sr. Vice President - Real Estate

    With a copy to:        Kaiser Ventures Inc.
                           3633 E. Inland Empire Blvd., Suite 850
                           Ontario, CA  91764
                           Attention: Terry L. Cook,
                                      Sr. Vice President and General Counsel

     11.3 CAPTIONS FOR CONVENIENCE. The headings and captions of this Agreement are for convenience and reference only and shall not be considered in interpreting the provisions hereof.

     11.4 SEVERABILITY. Any provision in this Agreement which is illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction. Seller and Buyer shall negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this agreement, or shall otherwise amend this Agreement, including the provision relating to choice of law, to achieve such result.

     11.5 GOVERNING LAW. This Agreement shall be interpreted and enforced according to the laws of the State of California.

     11.6    NO ORAL AMENDMENT OR MODIFICATION.  No provision of this
Agreement may be amended or modified except to the extent any such amendment or modification is expressly set forth in a written instrument executed by the party against whom the amendment or modification is sought.

     11.7 RELATIONSHIP OF SELLER AND BUYER. Nothing contained in this Agreement shall be deemed or construed as creating the relationship of principal and agent, partnership, or joint venture and no provision in this Agreement and no act of Seller or Buyer shall be deemed to create any relationship other than that of Seller and Buyer. Without limiting the generality of the foregoing, all obligations of Seller and Buyer with respect to third parties shall be independent.

     11.8 ATTORNEYS' FEES. If it becomes necessary for Seller or Buyer to bring an action (including any form of dispute resolution), either at law or in equity, to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees and other professional fees and costs of all types, as a part of any judgment therein, in addition to any other award which may be granted.

     11.9 AMENDED AND SUCCESSOR STATUTES AND REGULATIONS. All references in this Agreement to a statute or regulation or section of same, shall include future amendments and successor statutes, regulations, or sections thereof, as applicable, and all references in this

Agreement to any local, state or federal government commission, department or agency or instrumentality or court shall include their successors.

     11.10 ENTIRE AGREEMENT. This agreement and the exhibits and schedules, if any, attached hereto contains all of the agreements and understanding with respect to the matters covered hereby, and no prior agreements, oral or written, or understandings, representations, or warranties of any nature or kind what so ever pertaining to such matters shall be effective for any purpose unless expressly incorporated into the provisions of this Agreement or the exhibits attached hereto.

     11.11 EXHIBITS AND SCHEDULES. All exhibits and schedules which are referred to in this Agreement are incorporated into this Agreement as though fully set forth herein.

     11.12    CONFIDENTIALITY.  If either Party gives notice to the other
Party that certain of its information is being furnished or for which access is being given to the other Party on a confidential basis, then, to the extent that such information is disclosed or made available to it, the other Party shall thereafter treat and maintain the same as confidential information and shall not use it or disclose it to others without the prior consent of the party giving notice; provided, however, that this provision shall not apply to (a) disclosure or use as is necessary to perform the provisions of this agreement (but only on a confidential basis which is satisfactory to the party giving notice) and (b) disclosure or use which is required or compelled by law. Notwithstanding the foregoing, this section 10.12 shall not apply to any information which the Party to which the information has been furnished can show (i) has been published or become part of the public domain other than by the conduct of such Party, its officers, employees or agents; (ii) has been furnished or made known to such Party by third parties (other than those acting directly or indirectly on behalf of such Party) as a matter of legal right and without restriction on disclosure or (iii) was lawfully in such Party's possession before the disclosure by the disclosing Party.

     11.13 SUCCESSORS AND ASSIGNS. Buyer may not, voluntarily or by operation of law, assign or otherwise transfer any of its rights or obligations under this Agreement without obtaining the prior written consent of Seller, which consent shall not be withheld unreasonably. Seller will allow an assignment to a McLeod family trust, family partnership or limited liability company, so long as the Buyer shall remain obligated hereunder, either as a direct signatory or as a guarantor Seller may, at any time, assign or otherwise transfer its rights and obligations under this Agreement without the consent of Buyer. Such assignment shall not release Seller from its obligations hereunder. subject to the restrictions and prohibitions on assignment each and all of the covenants and conditions of this agreement shall inure to the benefit of and shall be binding upon the successors in interest of seller, and, subject to the restrictions on transfers herein provided, the successors, heirs, representatives and assigns of Buyer.

     11.14 EMINENT DOMAIN. If, prior to the Close of Escrow, all or any portion of the Property is taken or appropriated by any public or quasi-public authority under the power of eminent domain or such an eminent domain action is threatened pursuant to a resolution of intention to condemn filed by any public entity, and if such taking will materially and adversely affect the Property, then Buyer may terminate this agreement without further liability hereunder and receive a refund of its Deposit and documents deposited herein. If Buyer does not timely terminate this Agreement or if a partial taking of the Property which does not materially and adversely affect the Property occurs, then this Agreement shall remain in full force and effect and upon the Closing Date Buyer shall receive from Seller any award paid for that portion of the Property taken or the right to an award if not paid as of the Closing Date. Buyer must elect to terminate or maintain the Agreement by notice in writing to Seller with twenty (20) days after written notice by Seller of a threatened taking or it shall be deemed that Buyer has elected not to terminate this Agreement. Buyer may also have the right to seek an award of condemnation for any future loss of revenue Budway may have.

     11.15 COUNTERPARTS. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed by their respective duly authorized representative as of the day and year first above written.

SELLER:                                          BUYER:
Kaiser Ventures Inc.                             Budway Enterprises Inc.
a Delaware corporation                           a California corporation



By:/s/ Lee R. Redmond III                        By: /s/ Rick McCloud
   ____________________________                     ---------------------------
   Lee R. Redmond III                            its   Vice President
   Senior Vice President -                          ---------------------------
   Real Estate

                                   EXHIBITS

Exhibit "A"    Propoerty Description (Article 1.1)

Exhibit "B"    Note (Article 2.2.3)

Exhibit "C"    Deed of Trust (Article 2.2.3)

Exhibit "D"    Grant Deed (Article 3.2.1)

Exhibit "E"    Declaration of Construction Covenants, Use Restrictions, Lien
               Rights and Repurchase Option (Article 2.2.4)

Exhibit "F"    Form of Guaranty, Guarantee of V.M. McLeod (Article 2.2.5)